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                                                                    EXHIBIT 1.1

                     DEALER MANAGER DISTRIBUTION AGREEMENT

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP


     Up to 44,000,000 Units of Limited Partnership Interest/$440.0 million

                               January ___, 2003


Behringer Securities LP
1323 North Stemmons Freeway
Suite 202
Dallas, Texas 75207

Ladies and Gentlemen:


         Behringer Harvard Advisors I LP, a Texas limited partnership, and Robert M. Behringer, as the general partners (the "General Partners") of Behringer Harvard Mid-Term Value Enhancement Fund I LP, a Texas limited partnership (the "Partnership"), propose that the Partnership issue and sell up to 44,000,000 units of limited partnership interest ("Units") in the Partnership for $10.00 per Unit, including 40,000,000 Units to be offered to the public and 4,000,000 Units to be offered pursuant to the Partnership's distribution reinvestment plan. There shall be a minimum purchase by any one person of 100 Units (except as otherwise indicated in the Prospectus (as defined in Section 1.1 hereof) or in any letter or memorandum from the Partnership to Behringer Securities LP (the "Dealer Manager")). Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Partnership hereby agrees with you, the Dealer Manager, as follows:


1.       Representations and Warranties of the Partnership

         The Partnership represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A (said dealers being hereinafter called the "Dealers") that:


         1.1 A registration statement with respect to the Partnership has been prepared by the Partnership in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated thereunder, covering the Units. Such registration statement, which includes a preliminary prospectus, was initially filed with the SEC on or about September 27, 2002. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement, are respectively hereinafter referred to as the "Registration Statement" and the "Prospectus," except that if the Prospectus first filed by the Partnership pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).)

         1.2 The Partnership has been duly and validly organized and formed as a limited partnership under the laws of the state of Texas, with the power and authority to conduct its business as described in the Prospectus.

         1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statements of material facts or omit to state any material


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fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Partnership specifically for inclusion therein.

         1.4 The Partnership intends to use the funds received from the sale of the Units as set forth in the Prospectus.

         1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Partnership of this Agreement or the issuance and sale by the Partnership of the Units, except such as may be required under the Securities Act or applicable state securities laws.

         1.6 There are no actions, suits or proceedings pending or to the knowledge of the Partnership, threatened against the Partnership at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Partnership.

         1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Partnership will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Partnership, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

         1.8 The Partnership has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

         1.9 At the time of the issuance of the Units, the Units will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus, subject to the requirement that the limited partners do not participate in the management or control of the business of the Partnership.

2.       Covenants of the Partnership

The Partnership covenants and agrees with the Dealer Manager that:

         2.1 It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Units of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Partnership and all appropriate regulatory agencies).

         2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Partnership to qualify the Units for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such


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statements and reports as may be required. The Partnership will furnish to the
Dealer Manager a copy of such papers filed by the Partnership in connection with any such qualification.

         2.3 It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager;
(c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

         2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Partnership or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Partnership will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Partnership will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.


3.       Obligations and Compensation of Dealer Manager

         3.1 The Partnership hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of 44,000,000 Units through Dealers, all of whom shall be members of the National Association of Securities Dealers, Inc. (the "NASD"). The Dealer Manager may also sell Units for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions. The Dealer Manager represents to the Partnership that (i) it is a member of the NASD; (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement; and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Units of the Partnership. The Dealer Manager agrees to be bound by the terms of the Escrow Agreement executed as of January ___, 2003 among Wells Fargo Bank Iowa, National Association, as escrow agent, the Dealer Manager and the Partnership, a copy of which is enclosed (the "Escrow Agreement").


         3.2 Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Units for cash to the public in jurisdictions in which the Units are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Units upon request of the Partnership at any time and will resume offering the Units upon subsequent request of the Partnership.


         3.3 Except as provided in the "Plan of Distribution" Section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Partnership agrees that it will pay to the Dealer Manager selling commissions in the amount of 7% of the gross proceeds of the Units sold plus a dealer manager fee in the amount of 2.5% of the gross proceeds of the Units sold. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until the gross proceeds of the Units sold are disbursed to the Partnership pursuant to paragraph 3(a) of the Escrow Agreement. Until the Required Capital, Pennsylvania/Nebraska Required Capital or New York Required Capital, as applicable and as defined in the Escrow Agreement, is obtained, investments will be held in escrow and, if the Required Capital, Pennsylvania/Nebraska


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Required Capital or New York Required Capital, as applicable, is not obtained, investments will be returned to the investors in accordance with the Prospectus. The Partnership will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at the discretion of the General Partners, the Partnership may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

         3.4 The Dealer Manager represents and warrants to the Partnership, the General Partners and each person and firm that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Partnership by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         3.5 The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Units only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Partnership.

         3.6 The Dealer Manager shall cause Units to be offered and sold only in those jurisdictions specified in writing by the Partnership for whose account Units are then offered for sale, and such list of jurisdictions shall be updated by the Partnership as additional states are added. The Partnership shall specify only such jurisdictions in which the offering and sale of its Units has been authorized by appropriate state regulatory authorities. No Units shall be offered or sold for the account of the Partnership in any other states.

         3.7 The Dealer Manager represents and warrants to the Partnership that it will not represent or imply that the escrow agent, as identified in the Prospectus, has investigated the desirability or advisability of investment in the Partnership, or has approved, endorsed or passed upon the merits of the Units or the Partnership, nor will it use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Units other than by acknowledgment that it has agreed to serve as escrow agent.

4.       Indemnification


         4.1 The Partnership will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or the Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained
(i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any blue sky application or other document executed by the Partnership or on its behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction or based upon written information furnished by the Partnership under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the


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Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the General Partners, the Partnership or the Dealer Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Partnership will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Partnership may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions of Section II.D. of the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. effective January 1, 1993, as amended. In particular, but without limitation, the Partnership may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

         (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations;

         (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         (c) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.


         4.2 The Dealer Manager will indemnify and hold harmless the Partnership, the General Partners and each person or firm which has signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained
(i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or
(b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Dealer Manager specifically for


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use with reference to the Dealer Manager in the preparation of the Registration
Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by the Dealer Manager, or (e) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

         4.3 Each Dealer severally will indemnify and hold harmless the Partnership, the Dealer Manager, the General Partners and each of their partners and such partners' directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each of their officers who has signed any of the Registration Statements and each person, if any, who controls the Partnership and the Dealer Manager or the General Partners within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Partnership, the Dealer Manager, the General Partners, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by such Dealer or Dealer's representations or agents in violation of Section VII of the Selected Dealer Agreement or otherwise, or (e) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the Partnership, the Dealer Manager and the General Partners and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.


         4.4      Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the


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obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

         4.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

         4.6 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Partnership, the Dealer Manager, or the General Partners or any officer or director thereof, or by or on behalf of the Partnership or the Dealer Manager, (b) delivery of any Units and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.       Survival of Provisions

         The respective agreements, representations and warranties of the Partnership and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Partnership, its partners or any person controlling the Partnership, and (c) the acceptance of any payment for the Units.

6.       Applicable Law; Venue

         This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Texas; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Dallas, Texas.

7.       Counterparts

         This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.


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8.       Successors and Amendment

         8.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the General Partners, the Partnership and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

         8.2 This Agreement may be amended by the written agreement of the Dealer Manager and the Partnership, and, as to Sections 3.3, 4 and 10, the General Partners.

9.       Term

         This Agreement may be terminated by either party (i) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (ii) by either party on 60 days' written notice.

         In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Section 4 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds in its possession which were received from investors for the sale of Units into the appropriate escrow account or, if the minimum number of Units have been sold and accepted by the Partnership, into such other account as the Partnership may designate; and (ii) promptly deliver to the Partnership all records and documents in its possession which relate to the Offering and are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Partnership to accomplish an orderly transfer of management of the Offering to a party designated by the Partnership. Upon expiration or termination of this Agreement, the Partnership shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under
Section 3 at such time as such commissions become payable.

10.      Confirmation

         The General Partners hereby agree and assume the duty to confirm on their behalf and on behalf of dealers or brokers who sell the Units all orders for purchase of Units accepted by the Partnership. Such confirmations will comply with the rules of the SEC and the NASD, and will comply with applicable laws of such other jurisdictions to the extent the General Partners are advised of such laws in writing by the Dealer Manager.

11.      Suitability of Investors

         The Dealer Manager will offer Units, and in its agreements with Dealers will require that the Dealers offer Units, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Partnership and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. In offering Units, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will, require that the Dealer comply with the provisions of the Conduct Rules contained in Sections 2000-3400 of the NASD Manual (the "NASD Conduct Rules"), including the provisions in Rule 2810 that apply to Direct Participation Programs, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the


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Statement of Policy Regarding Real Estate Programs of the North American
Securities Administrators Association, Inc.

12.      Submission of Orders

         12.1 Those persons who purchase Units will be instructed by the Dealer Manager or the Dealer to make their checks payable to "Wells Fargo Bank Iowa, N.A., as escrow agent for Behringer Harvard Mid-Term Value Enhancement Fund I LP." The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures. The Dealer Manager may authorize certain Dealers which are "$250,000 broker-dealers" to instruct their customers to make their checks for Units subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscribers' checks and issue a check for the aggregate amount of the subscription proceeds made payable to the order of the escrow agent.

         12.2 If a Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall forward (i) the subscription documents to the Dealer Manager and (ii) the checks to the escrow agent by noon of the next business day following receipt of the subscription documents and the check.

         12.3 If a Dealer's internal supervisory procedures are to be performed at a different location (the "Final Review Office"), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer. The Final Review Office will, by the next business day following receipt of the subscription documents and check, forward both the subscription documents and check to the Dealer Manager as processing broker-dealer in order that the Dealer Manager may complete its review of the documentation and process the subscription documents and check.

         12.4 Any check received by the Dealer Manager directly or as processing broker-dealer from the Dealers will, in all cases, be forwarded to the escrow agent as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager of the subscription documents and check. Checks of rejected subscribers will be promptly returned to such subscribers.


         12.5 If requested by the Partnership, the Dealer Manager shall obtain, and shall cause the Dealers to obtain, from subscribers for the Units, other documentation reasonably deemed by the Partnership to be required under applicable law or as may be necessary to reflect the policies of the Partnership. Such documentation may include, without limitation, subscribers' written acknowledgement and agreement to the privacy policies of the Partnership.


13.      Notices.

         Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below:

If to the Partnership:  Behringer Harvard Mid-Term Value Enhancement Fund I LP
                        1323 North Stemmons Freeway, Suite 211
                        Dallas, Texas 75207
                        Attention: Robert M. Behringer, General Partner

If to the Dealer Manager:       Behringer Securities LP
                                1323 North Stemmons Freeway, Suite 202
                                Dallas, Texas 75207
                                Attention: President

         Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 13.




         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                                     Very truly yours,

                                     BEHRINGER HARVARD MID-TERM
                                       VALUE ENHANCEMENT FUND I LP



                                     By:
                                        ----------------------------------------
                                        Robert M. Behringer, General Partner


                                     By: Behringer Harvard Advisors I LP,
                                         Its General Partner


                                         By: Harvard Property Trust, LLC
                                             Its General Partner



                                         By:
                                            ------------------------------------
                                             Robert M. Behringer, President


Accepted and agreed as of the
date first above written.


BEHRINGER SECURITIES LP


By: HARVARD PROPERTY TRUST, LLC
    Its General Partner



    By:
       -------------------------------------------------
       Gerald J. Reihsen, III, Chief Operating Officer

                                   EXHIBIT A

                           SELECTED DEALER AGREEMENT

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP


     Up to 44,000,000 Units of Limited Partnership Interest/$440.0 million


Ladies and Gentlemen:

         Behringer Securities LP, as the dealer manager ("Dealer Manager") for Behringer Harvard Mid-Term Value Enhancement Fund I LP (the "Partnership"), a Texas limited partnership of which Behringer Harvard Advisors I LP, a Texas limited partnership, and Robert M. Behringer serve as the general partners (the "General Partners"), invites you (the "Dealer") to participate in the distribution of units of limited partnership interest in the Partnership ("Units") subject to the following terms:

         I.       Dealer Manager Distribution Agreement


The Dealer Manager has entered into an agreement with the Partnership and the General Partners called the Dealer Manager Distribution Agreement dated January ___, 2003, in the form attached hereto as Exhibit A (the "Dealer Manager Agreement", the terms of the Dealer Manager Agreement relating to the Dealer are incorporated herein by reference as if set forth verbatim and capitalized terms not otherwise defined herein shall have the meanings given them in the Dealer Manager Agreement). By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Partnership, the General Partners, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Partnership, the General Partners or the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. The Units are offered solely through broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD").


Dealer hereby agrees to use its best efforts to sell the Units for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Partnership, and Dealer is not authorized to act for the Dealer Manager or the Partnership or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Partnership to supplement the Prospectus ("supplemental information").

         II.      Submission of Orders

Those persons who purchase Units will be instructed by the Dealer to make their checks payable to "Wells Fargo Bank Iowa, N.A., as escrow agent for Behringer Harvard Mid-Term Value Enhancement Fund I LP." Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. The Dealer Manager may authorize Dealer if Dealer is a "$250,000 broker-dealer" to instruct its customers to make its checks for Units subscribed for payable directly to the Dealer, in which case the Dealer will collect the proceeds of the subscriber's checks and issue a check made payable to the order of the escrow agent for the aggregate amount of the subscription proceeds. Transmittal of received investor funds will be made in accordance with the following procedures:

         (a) If a Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall forward (i) the subscription documents to the Dealer Manager and (ii) the checks to the escrow agent by noon of the next business day following receipt of the subscription documents and the check.

         (b) If the internal supervisory procedures are to be performed at a different location (the "Final Review Office"), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer. The Final Review Office will, by the next business day following receipt of the subscription documents and check, forward both the subscription documents and check to the Dealer Manager as processing broker-dealer in order that the Dealer Manager may complete its review of the documentation and process the subscription documents and check.


         If requested by the Partnership or the Dealer Manager, the Dealer shall obtain from subscribers for the Units, other documentation reasonably deemed by the Partnership or the Dealer Manager to be required under applicable law or as may be necessary to reflect the policies of the Partnership or the Dealer Manager. Such documentation may include, without limitation, subscriber written acknowledgement and agreement to the privacy policies of the Partnership or the Dealer Manager.


         III.     Pricing

Units shall be offered to the public at the offering price of $10.00 per Unit, payable in cash. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Partnership or Dealer Manager, a minimum initial purchase of 100 Units is required. Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least 2.5 Units. The Units are nonassessable, and limited partners will not be required to contribute additional sums to the capital of the Partnership. The Dealer hereby agrees to place any order for the full purchase price.

         IV.      Dealers' Commissions

Except for discounts described in or as otherwise provided in the "Plan of Distribution" Section of the Prospectus, the Dealer's selling commission applicable to the total public offering price of Units sold by Dealer which it is authorized to sell hereunder is 7% of the gross proceeds of Units sold by it and accepted and confirmed by the General Partners, which commission will be paid by the Dealer Manager. For these purposes, a "sale of Units" shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Partnership has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Partnership. The Dealer affirms that the Dealer Manager's liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith. In addition, as set forth in the Prospectus, the Dealer Manager may reallow out of its dealer manager fee a marketing fee and due diligence expense reimbursement of up to 1.5% of the gross proceeds of Units sold by Dealers participating in the offering of Units, based on such factors as the number of Units sold by such participating Dealer, the assistance of such participating Dealer in marketing the offering of Units, and bona fide conference fees incurred.

Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to the Dealer unless or until the gross proceeds of the Units sold are disbursed to the Partnership pursuant to paragraph 3(a) of the Escrow Agreement. Until the Required Capital, Pennsylvania/Nebraska Required Capital or New York Required Capital, as applicable and as defined in the Escrow Agreement, is obtained, investments will be held in escrow and, if the Required Capital, Pennsylvania/Nebraska Required Capital or New York Required Capital, as applicable, is not obtained, investments will be returned to the investors in accordance with the Prospectus.


The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors' or sellers' commission received in the sale of securities similar to the Units, that Dealer's interest in the offering is limited to such commission from the Dealer Manager and Dealer's indemnity referred to in Section 4 of the Dealer Manager Agreement, that the Partnership is not liable or responsible for the direct payment of such commission to the Dealer.

         V.       Payment

Payments of selling commissions will be made by the Dealer Manager (or by the Partnership as provided in the Dealer Manager Agreement) to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Partnership.

         VI.      Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the General Partners, and the Partnership and the General Partners reserve the right to reject any order for any or no reason. Orders not accompanied by a Subscription Agreement and Signature Page and the required check in payment for the Units may be rejected. Issuance and delivery of the Units will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Partnership is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Units within 15 days of sale, the Partnership reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

         VII.     Prospectus and Supplemental Information

Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Units except as set forth in the Prospectus and supplemental information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Units to an investor. The Dealer agrees that it will not send or give any supplements thereto and any amended Prospectus to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked "dealer only" or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Units any material or writing which relates to another partnership supplied to it by the Partnership or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the partnership to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Units any materials or writings which have not been previously approved by the Dealer Manager. Each Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Units for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act. On becoming a Dealer, and in offering and selling Units, Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act. Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer's proportionate share of any claim, demand or liability asserted against Dealer and the other Dealers on the basis that Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Dealer's proportionate share of any expenses incurred in defending against any such claim, demand or liability.

         VIII.    License and Association Membership

Dealer's acceptance of this Agreement constitutes a representation to the Partnership and the Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Units under Federal and state securities laws and regulations and in all states where it offers or sells Units, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, so to conform. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Dealer Manager also hereby agrees to abide by the NASD Conduct Rules, including, but not limited to, Rules 2730, 2740, 2420 and 2750, and the provisions in Rule 2810 that apply to Direct Participation Programs.

         IX.      Anti-Money Laundering Compliance Programs


Dealer represents to the Partnership and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Units of the Partnership.


         X.       Limitation of Offer

Dealer will offer Units only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Partnership or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. In offering Units, Dealer will comply with the provisions of the NASD Conduct Rules, including the provisions in Rule 2810 that apply to Direct Participation Programs, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of
Article III.C. of the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc.

         XI.      Termination

Dealer will suspend or terminate its offer and sale of Units upon the request of the Partnership or the Dealer Manager at any time and will resume its offer and sale of Units hereunder upon subsequent request of the Partnership or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Units after he has received such notice.

         XII.     Privacy Laws

The Dealer Manager and Dealer (each referred to individually in this section as "party") agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 ("GLB Act"),
(ii) the privacy standards and requirements of any other applicable Federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the "List") as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

         XIII.    Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to 1323 North Stemmons Freeway, Suite 202, Dallas, Texas 75207, and to Dealer when mailed to the address specified by Dealer herein.

         XIV.     Attorneys' Fees, Applicable Law and Venue

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Agreement shall be construed under the laws of the State of Texas and shall take effect when signed by Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Dallas, Texas.

                        [SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

                                     THE DEALER MANAGER:


                                     BEHRINGER SECURITIES LP


                                     By: HARVARD PROPERTY TRUST, LLC
                                         Its General Partner



                                        By:
                                           ------------------------------------
                                           Gerald J. Reihsen, III
                                           Chief Operating Officer

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.   Identity of Dealer:

Name:
     --------------------------------------------------------------------------

Type of entity:
               ----------------------------------------------------------------
                       (corporation, partnership, proprietorship, etc.)

Organized in the State of:
                          -----------------------------------------------------

Licensed as broker-dealer in the following States:
                                                  -----------------------------

-------------------------------------------------------------------------------

Tax I.D. #:
           --------------------------------------------------------------------

2.   Person to receive notice pursuant to Section XIII:

Name:
     --------------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

City, State and Zip Code:
                         ------------------------------------------------------

Telephone No.:
              -----------------------------------------------------------------

Facsimile No.:
              -----------------------------------------------------------------

AGREED TO AND ACCEPTED BY THE DEALER:



-------------------------------
(Dealer's Firm Name)



By:
   ----------------------------
           Signature

Name:
     --------------------------

Title:
      -------------------------